          AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 31, 1998
                                               REGISTRATION NO. 333-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        PIA MERCHANDISING SERVICES, INC.
             (Exact name of registrant as specified in its charter)

                   Delaware                                      33-0684451
        (State or other jurisdiction of                       (I.R.S. Employer
        incorporation or organization)                      Identification No.)

                      19900 MacArthur Boulevard, Suite 900
                            Irvine, California 92718
                                 (714) 476-2200
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          Employee Stock Purchase Plan
                            (Full Title of the Plans)

                                  CATHY L. WOOD
                        PIA MERCHANDISING SERVICES, INC.
                      19900 MacArthur Boulevard, Suite 900
                            Irvine, California 92718
                                 (714) 476-2200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
                              JANIS B. SALIN, ESQ.
                               Riordan & McKinzie
                       300 South Grand Avenue, 29th Floor
                          Los Angeles, California 90071

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE
===============================================================================================
                                               PROPOSED          PROPOSED
         TITLE OF             AMOUNT            MAXIMUM           MAXIMUM         AMOUNT OF
     SECURITIES TO BE          TO BE        OFFERING PRICE       AGGREGATE      REGISTRATION
        REGISTERED          REGISTERED       PER SHARE(1)    OFFERING PRICE(1)       FEE
-----------------------------------------------------------------------------------------------
Common Stock ($.01 par        200,000
value per share)              shares            $5.06           $1,012,000          $299
===============================================================================================

(1) Based on the average of the high and low prices of the Common Stock as quoted on the Nasdaq National Market on March 30, 1998, a date within five business days prior to the filing of this Registration Statement.

================================================================================

                        PIA MERCHANDISING SERVICES, INC.
                       REGISTRATION STATEMENT ON FORM S-8
                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3.  Incorporation of Documents by Reference

        The Company hereby incorporates by reference into this Registration Statement the following documents:

               (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; and

               (b) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on February 22, 1996.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document that is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

        Not applicable.

Item 5.  Interests of Named Experts and Counsel

        The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Riordan & McKinzie, a Professional Law Corporation, Los Angeles, California. Certain principals and employees of Riordan & McKinzie beneficially own shares of Common Stock.

Item 6.  Indemnification of Directors and Officers

        The Company is a Delaware corporation. Article VI of the Company's Bylaws provides that the Company may indemnify its officers and Directors to the full extent permitted by law. Section 145 of the General Corporation Law of the State of Delaware (the "GCL") provides that a Delaware corporation has the power to indemnify its officers and directors in certain circumstances.

        Subsection (a) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no cause to believe his or her conduct was unlawful.

        Subsection (b) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such director or officer is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.

        Section 145 of the GCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

        Article Ninth of the Company's Certificate of Incorporation currently provides that each Director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the GCL, or (iv) for any transaction from which the Director derived an improper benefit.

        The Company carries directors' and officer's liability insurance covering its directors and officers.

        Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits


          Exhibit No.        Description of Exhibit
          -----------        ----------------------
               4             PIA Merchandising Services, Inc. Employee Stock Purchase Plan. Filed
                             herewith.

               5             Opinion of Riordan & McKinzie, a Professional Corporation. Filed
                             herewith.

              23.1           Consent of Riordan & McKinzie (contained in Exhibit 5).

              23.2           Consent of Deloitte & Touche LLP. Filed herewith.

Item 9.  Undertakings

        (a)    The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                    (i) to include any prospectus required by Section 10(a)(3) of the Act;

                   (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        (d) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions of Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on March 31, 1998.

                                    PIA MERCHANDISING SERVICES, INC.

                                    By:    /s/  TERRY R. PEETS
                                           -------------------------------------
                                           Terry R. Peets
                                           Chief Executive Officer and President

        Each person whose signature appears below constitutes and appoints Terry
R. Peets and Cathy L. Wood, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                               Title                       Date
              ---------                               -----                       ----

/s/  TERRY R. PEETS                       Chief Executive Officer and        March 31, 1998
--------------------------------            President (Principal
Terry R. Peets                              executive officer)


/s/  CATHY L. W0OD                        Executive Vice President,          March 31, 1998
--------------------------------            Chief Financial Officer
Cathy L. Wood                               and Secretary (Principal
                                            financial and accounting
                                            officer)


/s/  CLINTON E. OWENS                     Chairman of the Board              March 31, 1998
--------------------------------
Clinton E. Owens


/s/  PATRICK C. HADEN                     Director                           March 31, 1998
--------------------------------
Patrick C. Haden


/s/  J. CHRISTOPHER LEWIS                 Director                           March 31, 1998
--------------------------------
J. Christopher Lewis


/s/  JOHN A. COLWELL                      Director                           March 31, 1998
--------------------------------
John A. Colwell


/s/  JOSEPH H. COULOMBE                   Director                           March 31, 1998
--------------------------------
Joseph H. Coulombe


/s/  EDWIN E. EPSTEIN                     Director                           March 31, 1998
--------------------------------
Edwin E. Epstein

                                 EXHIBIT INDEX

          Exhibit No.        Description of Exhibit
          -----------        ----------------------
               4             PIA Merchandising Services, Inc. Employee Stock Purchase Plan. Filed
                             herewith.

               5             Opinion of Riordan & McKinzie, a Professional Corporation. Filed
                             herewith.

              23.1           Consent of Riordan & McKinzie (contained in Exhibit 5).

              23.2           Consent of Deloitte & Touche LLP. Filed herewith.